UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2023

ABSCI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-40646	85-3383487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
18105 SE Mill Plain Blvd
Vancouver, WA 98683
(Address of principal executive offices, including zip code)
(360) 949-1041
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ABSI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 16, 2023, Absci Corporation (the “Company”) and Sarah Korman, Ph.D., JD mutually agreed that Dr. Korman’s employment with the Company will end effective as of September 15, 2023 (the “Separation Date”), followed by a post-employment consulting period until October 15, 2023. The mutual separation is not the result of any disagreement between the Company and Dr. Korman on any matter relating to its operations, policies or practices. The Company extends its gratitude to Dr. Korman for her dedicated services to the Company as Chief Legal Officer and interim Chief Business Officer and wishes her well as she pursues other professional opportunities.

The Compensation Committee of the Company’s Board of Directors approved entering into a separation agreement with Dr. Korman effective as of August 16, 2023 (the “Separation Agreement”). Pursuant to the Separation Agreement, and in exchange for general releases of claims and certain transitional and post-employment consulting services, following the Separation Date, Dr. Korman will be entitled to: (i) severance pay of nine (9) months of her current base salary payable in equal monthly increments on the Company’s regular payroll dates, (ii) reimbursement of employer contributions of COBRA premiums for up to nine (9) months, (iii) a prorated cash bonus amount for 2023 equal to $97,139, less applicable deductions and withholdings; (iv) a waiver of the one-year cliff vesting date and in lieu of such one-year cliff, monthly vesting from March 1, 2023 with respect to the stock options granted to Dr. Korman on March 1, 2023; and (v) continued vesting of Dr. Korman’s outstanding stock options through the last date of the post-employment consulting period.

The foregoing description of Dr. Korman’s separation agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the three months ending September 30, 2023.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Absci Corporation

Date: August 17, 2023	By:	/s/ Sean McClain
Sean McClain
Founder and CEO